Exhibit 99.3

                              REXALL SUNDOWN, INC.
               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION


         On January 7, 2000, Rexall Sundown, Inc. (the "Company") completed its previously announced purchase (the "Transaction") of privately-held MET-Rx Nutrition, Inc. ("MET-Rx"), a leader in the sports nutrition and bar categories. The unaudited pro forma combined financial statements of the Company are presented to show how the Company and MET-Rx might have looked if they had been combined for the periods presented. The pro forma information is based on, and should be read together with, the historical financial statements for the Company and MET-Rx. Certain amounts in the unaudited pro forma combined financial statements have been reclassified to conform to the fiscal year 2000 basis presentation. The pro forma financial information was prepared using assumptions described below and in the related notes thereto.

         The pro forma income statement was prepared as if the transaction took place on September 1, 1998 and the pro forma balance sheet was prepared as if the transaction took place on November 30, 1999. As a result of the transaction, MET-Rx's December fiscal year end will be adjusted to conform to the Company's August 31 fiscal year end. For pro forma purposes, the Company's results for the twelve months ended August 31, 1999 were combined with MET-Rx's results for the twelve months ended August 31, 1999 and the Company's results for the three months ended November 30, 1999 were combined with MET-Rx's results for the three months ended November 30, 1999. The attached financial statements give pro forma effect to (i) the borrowing of approximately $95.0 million to fund the transaction and (ii) the preliminary allocation of the purchase price to the net assets of MET-Rx. The pro forma financial statements have not been adjusted for certain operating efficiencies that may be realized as a result of the transaction.

         Subsequent to the transaction, the Company may incur certain charges and expenses outside of the guidance of Emerging Issues Task Force ("EITF") No. 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination," related to restructuring and integrating the operations of the Company and MET-Rx. The objective of such plan will be to enhance productivity and efficiency of the combined companies by reducing duplicate functions and overhead costs. The nature of any such charges and expenses may include provisions for severance and related costs and other charges identified in connection with the assessment and plan development. Such costs are expected to approximate $3.0 million for fiscal year 2000. The unaudited pro forma combined financial statements do not reflect such provisions nor do they include certain cost savings or operating synergies that may result from the transaction, as such amounts are not currently determinable.

         The unaudited pro forma combined financial statements are provided for illustrative purposes only. They do not purport to represent what Rexall Sundown's results of operations and financial position would have been had the transaction actually occurred as of the dates indicated, and they do not purport to project Rexall Sundown's future results of operations or financial position.

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
                                                                    Exhibit 99.3

                              REXALL SUNDOWN, INC.
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                   (Amounts in thousands, except share data)

                                                                       November 30, 1999
                                            ----------------------------------------------------------------------
                                              Historical          Historical
                                            Rexall Sundown         MET-Rx(A)        Adjustments          Pro Forma
                                            --------------         ---------        -----------          ---------
ASSETS
------
Current assets:
Cash and cash equivalents                   $     18,568        $    1,837             (15,986)  (B)
                                                                                        (1,337)  (C)  $     3,082
Trade accounts receivable, net                    64,563            12,022                                 76,585
Inventory                                        113,668            11,256                                124,924
Prepaid expenses and other
   current assets                                 20,264             1,150                                 21,414
Net current assets of
   discontinued operations                         4,076                --                                  4,076
                                            ------------        ----------                            -----------

   Total current assets                          221,139            26,265                                230,081

Property, plant and
   equipment, net                                 68,769             1,789              (1,340) (D)        69,218
Excess of cost over fair value
    of assets acquired                                --                --              98,302  (D)        98,302
Other assets                                      15,376               581               1,337  (C)        17,294
                                            ------------        ----------                            -----------

   Total assets                             $    305,284        $   28,635                            $   414,895
                                            ============        ==========                            ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable                             $    29,079        $    8,357                                 37,436
Accrued expenses and
   other current liabilities                      32,954             2,604               3,556  (D)        39,114
Short-term debt                                       --             1,938              (1,938) (E)            --
                                            ------------        ----------                            -----------

   Total current liabilities                      62,033            12,899                                 76,550

Long-term debt                                        --            29,108             (29,108) (E)
                                                                                        95,000  (B)        95,000
Other liabilities                                    568                94                                    662
                                            ------------        ----------                            -----------

   Total liabilities                              62,601            42,101                                172,212
                                            ------------        ----------                            -----------

Shareholders' equity:
Preferred stock                                       --                23                 (23) (F)            --
Common stock                                         644                10                 (10) (F)           644
Capital in excess of par value                   138,195            26,844             (26,844) (F)       138,195
Retained earnings                                103,701           (40,343)             40,343  (F)       103,701
Accumulated other comprehensive
   income                                            143                --                                    143
                                            ------------        ----------                            -----------

   Total shareholders' equity                    242,683           (13,466)                               242,683
                                            ------------        ----------                            -----------

   Total liabilities and
      shareholders' equity                  $    305,284        $   28,635                            $   414,895
                                            ============        ==========                            ===========

See accompanying notes to the unaudited pro forma condensed combined financial data

                                                                    Exhibit 99.3

                              REXALL SUNDOWN, INC.
                  UNAUDITED PRO FORMA COMBINED INCOME STATEMENT
             (Amounts in thousands, except share and per share data)

                                                                               Year Ended August 31, 1999
                                                    --------------------------------------------------------------------------------
                                                      Historical          Historical
                                                    Rexall Sundown         MET-Rx(A)             Adjustments             Pro Forma
                                                    --------------         ---------             -----------             ---------
Net sales                                            $    584,689        $     93,455                                  $    678,144
Cost of sales                                             258,777              51,487                                       310,264
                                                     ------------        ------------                                  ------------
       Gross profit                                       325,912              41,968                                       367,880
Selling, general and
     administrative expenses                              232,575              33,365                  3,932  (G)           269,872
                                                     ------------        ------------           ------------           ------------
       Operating income                                    93,337               8,603                 (3,932)                98,008
Other income (expense):
     Interest income                                        2,534                  14                   (748) (H)             1,800
     Interest expense                                        (327)             (2,204)                 2,204  (I)
                                                                                                      (6,029) (J)            (6,356)
     Other income (expense)                                   231                 357                   (446) (C)               142
                                                     ------------        ------------           ------------           ------------
Income before income tax provision                         95,775               6,770                 (8,951)                93,594
Income tax provision/(benefit)                             35,713               2,208                 (1,857) (K)            36,064
                                                     ------------        ------------           ------------           ------------
Net income                                           $     60,062        $      4,562           $     (7,094)          $     57,530
                                                     ============        ============           ============           ============

Net income per common share:
     Basic                                           $       0.89                                                      $       0.86
     Diluted                                         $       0.88                                                      $       0.84

Weighted average common
     shares outstanding
     Basic                                             67,212,007                                                        67,212,007
     Diluted                                           68,563,625                                                        68,563,625


See accompanying notes to the unaudited pro forma condensed combined financial data

                                                                    Exhibit 99.3
                              REXALL SUNDOWN, INC.
                 UNAUDITED PRO FORMA COMBINED INCOME STATEMENT
            (Amounts in thousands, except share and per share data)

                                                                        Three Months Ended November 30, 1999
                                                   ---------------------------------------------------------------------------------
                                                     Historical          Historical
                                                   Rexall Sundown         MET-Rx(A)             Adjustments             Pro Forma
                                                   --------------         ---------             -----------             ---------
Net sales                                            $    142,098        $     23,884                                  $    165,982
Cost of sales                                              62,465              13,173                                        75,638
                                                     ------------        ------------                                  ------------
       Gross profit                                        79,633              10,711                                        90,344
Selling, general and
     administrative expenses                               61,383               9,845                    983 (G)             72,211
                                                     ------------        ------------           ------------           ------------
       Operating income                                    18,250                 866                   (983)                18,133
Other income (expense):
     Interest income                                          118                   2                   (118) (H)                 2
     Interest expense                                         (75)               (718)                   718  (I)
                                                                                                      (1,726) (J)            (1,801)
     Other income (expense)                                   445              (1,616)                  (111) (C)            (1,282)
                                                     ------------        ------------           ------------           ------------
Income before income tax provision                         18,738              (1,466)                (2,220)                15,052
Income tax provision/(benefit)                              7,045                (586)                  (458) (K)             6,001
                                                     ------------        ------------           ------------           ------------
Net income/(loss)                                    $     11,693        $       (880)          $     (1,762)          $      9,051
                                                     ============        ============           ============           ============

Net income per common share:
     Basic                                           $       0.18                                                      $       0.14
     Diluted                                         $       0.18                                                      $       0.14

Weighted average common
     shares outstanding
     Basic                                             64,434,033                                                        64,434,033
     Diluted                                           65,122,815                                                        65,122,815


See accompanying notes to the unaudited pro forma condensed combined financial data

                                                                    Exhibit 99.3

                              REXALL SUNDOWN, INC.
         NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


(A) Income statement amounts reflect MET-Rx's results for the twelve months ended August 31, 1999 and the three months ended November 30, 1999. For balance sheet purposes, the Company's balance sheet at November 30, 1999 was combined with MET-Rx's balance sheet at November 30, 1999.

(B) The total purchase price of the Transaction was $110,986, which was financed by borrowings of $95,000 under the Company's new $175,000 unsecured senior credit facility and its available cash. The senior credit facility, which is guaranteed by the Company's domestic subsidiaries and is subject to compliance with certain financial covenants and ratios, is comprised of a $145,000 three-year revolving credit facility and a $30,000 364 day facility. The credit facility currently bears interest at LIBOR plus 1.125%, which will adjust quarterly based on calculations of the Company's debt to earnings before interest, taxes, depreciation and amortization ("EBITDA") ratio.

(C) Represents loan fees related to the Company's senior credit facility, which will be amortized over the term of the credit facility.

(D) The preliminary allocation of the purchase price to the fair value of the net assets acquired is as follows:

           Purchase price                                            $  110,986
           MET-Rx Cash                               $  1,837
                     Accounts receivable               12,022
                     Inventory                         11,256
                     Prepaid expenses                   1,150
                     Property, plant & equipment        1,789
                     Other assets                         581
                     Accounts payable                  (8,357)
                     Accrued expenses                  (2,604)
                     Other liabilities                    (94)
           MET-Rx net assets acquired                                    17,580
                                                                     ----------

               Subtotal                                                  93,406
           Adjustments:
                     Property, plant & equipment       (1,340)
                     EITF 95-3 liabilities incurred
                        as a result of the Transaction (3,556)
           Total fair value adjustments                                  (4,896)
                                                                     ----------

           Excess of cost over fair value of assets acquired         $   98,302
                                                                     ==========

                  In accordance with EITF No. 95-3, the Company recognized liabilities assumed in the Transaction with regard to the plan to exit certain leased facilities of MET-Rx and the related severance and relocation costs of certain employees of MET-Rx. These costs are included in the allocation of the acquisition cost in accordance with Accounting Principles Board ("ABP") Opinion No. 16, "Business Combinations."

(E) Represents the elimination of MET-Rx's outstanding indebtedness, which was refinanced in connection with the Transaction.

(F)      Represents the elimination of MET-Rx's historical capital structure.

(G) Amount represents the amortization of the excess of cost over fair value of assets acquired amortized over a 25-year period.

                                                                    Exhibit 99.3

                              REXALL SUNDOWN, INC.
         NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


(H) Amount represents a decrease in interest income due to the reduction in the available cash balance, as a result of the Transaction and the loan fees related to the Company's senior credit facility, as discussed in footnotes (B) and (C), respectively.

(I) Amount represents the reversal of interest expense incurred by MET-Rx for the twelve months ended August 31, 1999 and the three months ended November 30, 1999 as the underlying debt related to such interest expense was repaid as a result of the Transaction.

(J) Amount represents interest expense incurred on the $95,000 of debt, which the Company obtained to finance the Transaction. Interest expense for the twelve months ended August 31, 1999 and the three months ended November 30, 1999 was calculated as follows:

                                             Twelve Months Ended                Three Months Ended
                                               August 31, 1999                   November 30, 1999
                                             -------------------                -------------------
                  Outstanding debt                  $95,000                          $95,000
                  Estimated interest rate           x  6.35%                         x  7.27%
                                                    --------                         -------
                  Calculated interest expense       $  6,029                         $ 1,726
                                                    ========                         =======

         As noted in footnote (B) above, the senior credit facility bears interest at a quarterly variable rate based on LIBOR. A one-eighth of a percent increase in interest rates would increase interest expense by approximately $119 and $30 for the twelve months ended August 31, 1999 and the three months ended November 30, 1999, respectively.

(K) Amount represents the net tax benefit of the change in interest expense and interest income as discussed in footnotes (H), (I) and (J) and the amortization of loan fees as discussed in footnote (C).


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